NOTE

Albany, New York
$1,000,000	January __, 2006

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW, (2) SUCH TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 UNDER THE ACT AND PURSUANT TO REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW OR EXEMPTION THEREFROM, OR (3) THERE IS AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.

For value received, TRACKPOWER, INC, a Wyoming corporation, having an office at 765 15th Sideroad, King City, Ontario, Canada L7B 1K5 (“Maker”) promises to pay to the order of Melillo Investments, a Pennsylvania general partnership, having an office at 75 Amherst Drive, Phoenixville, PA 19460 (“Payee”), or at such other place as may be designated in writing by the holder of this Note, the principal sum of One Million Dollars ($1,000,000) (the "Loan"). Except as hereinafter provided, the entire principal amount shall be due and payable five years from the date first written above.

AND IT IS EXPRESSLY AGREED AS FOLLOWS:

Definitions. For purposes of this Note the following terms shall be defined as set forth:

“American Racing” shall mean and refer to American Racing and Entertainment, LLC, a New York limited liability company;

"Collateral" shall mean the Pledged Collateral as defined in the Pledge Agreement (hereinafter defined);

“Event of Default,” shall mean the occurrence or existence of any one or more of the following enumerated events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of law):

Payments Under Loan Documents

The Maker shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) within thirty (30) days of the date when due or shall fail to pay any interest on any Loan within thirty (30) days of the date when due or any other amount owing hereunder or under the Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

Breach of Warranty.

Any representation or warranty made at any time by the Maker herein or in any other Transaction Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

Breach of Covenants.

Maker shall default in the observance or performance of any covenant contained herein or in any other Transaction Document other than nonpayment of principal or interest on the Obligations and such default shall continue unremedied for a period of thirty (30) days after any officer of Maker becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Maker as determined by Payee in its sole discretion).

Defaults in Other Agreements or Indebtedness.

A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other indebtedness under which Maker may be obligated as a borrower or guarantor in excess of $500,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

Final Judgments or Orders.

Any final judgments or orders for the payment of money in excess of $100,000 in the aggregate shall be entered against Maker by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry. However, this provision shall not apply to items of litigation identified in the Confidential Private Placement Memorandum (i.e. the bankruptcy court proceedings and the judgment in California);

Transaction Document Unenforceable.

Any of the Transaction Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Transaction Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared, by court order, ineffective or inoperative or shall in any way cease to give or provide the respective liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

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Uninsured Losses; Proceedings Against Assets.

There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $50,000.00 or the Collateral or any other of the Maker's assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

Notice of Lien or Assessment.

A notice of Lien or assessment in excess of $150,000.00 is filed of record with respect to all or any part of the Maker's assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

Insolvency.

The Maker ceases to be solvent or admits in writing its inability to pay its debts as they mature;

Cessation of Business.

The Maker ceases to conduct its business as contemplated, or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

Change of Control.

Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) 20% or more of the voting capital stock of the Maker; or (ii) within a period of twelve (12) consecutive calendar months, individuals (other than by death) who were directors of the Maker on the first day of such period shall cease to constitute a majority of the board of directors of the Maker;

Involuntary Proceedings.

A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of Maker for any part of its property (exceeding 40% of Maker’s assets) or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

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Voluntary Proceedings.

Maker shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

“Loan,” shall mean and include the loan made pursuant to this Note.

“Loan Documents,” shall mean and include the following documents: this Note and the Pledge and Security Agreement of even date herewith made by Maker in favor of Payee (the "Pledge Agreement"), the Limited Person Guaranty Agreements made by Kenneth Adelberg and John Simmonds dated of even date herewith in favor of Payee (the "Guaranty Agreements").

“Transaction Documents,” shall mean and include this Note, the Subscription Agreement, the Confidential Private Placement Memorandum dated January 9, 2006 in connection with the offer and sale of this Note, the Pledge Agreement, the Guaranty Agreements and any other document executed by Maker as part of the Offering.

1. Interest at a rate of 11% per annum shall be paid quarterly in arrears on the principal amount of the note beginning on March 31, 2006. Maker may prepay any principal hereunder without penalty.

2. This Note is secured by a Pledge Agreement of even date herewith made by Maker and if favor of Payee, covering all of Maker’s membership interests in American Racing, (the “Pledge Agreement”), the agreements, covenants and conditions of which are made a part hereof to the same extent and with the same force and effect as if fully set forth herein, and Maker covenants and agrees to keep and perform them, or cause them to be kept and performed.

3. The principal sum evidenced by this Note, together with any other sums due hereunder or under the Pledge Agreement shall become due, at the option of Payee, on the happening of any Event of Default under the terms of this Note, or on the happening of any Event of Default under the Pledge Agreement. Notwithstanding anything herein contained to the contrary, Payee shall have the option and right to require Maker, exercisable within 10 days of written notice by Maker to Payee that it has received a distribution or other payment from American Racing under the American Racing Operating Agreement or otherwise, to make a principal payment hereunder equal to 50% of said distribution or payment to Payee. Promptly after any officer of Maker has learned of the Maker's entitlement to a distribution, dividend or other payment from American Racing, Maker shall deliver to Payee a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of Maker setting forth the details, including amount and anticipated date of distribution of such payment.

4. Promptly after any officer of Maker has learned of the occurrence of an Event of Default, Maker shall deliver to Payee a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of maker setting forth the details of such Event of Default and the action which the party proposes to take with respect thereto.

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5. This Note may not be changed orally, but only by an agreement in writing and signed by all parties.

6. The remedies of the holder hereof as provided herein or in the Pledge Agreement shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefore shall occur.

7. Maker consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee hereof with respect to the payment or other provisions of this Note, and to the release of all Collateral or any part thereof, with or without substitution and all without impairing the obligations of the Maker or any other obligor hereunder or under the Pledge Agreement.

8. Any notice, demand, request or other communication which Maker of this Note desires to give to the other hereunder shall be deemed sufficient if in writing and mailed by certified mail, return receipt requested, postage prepaid in the United States, and shall be deemed given as of the date indicated on a signed and dated certified mail receipt (or if refused, on the date refused).

(a)	if to the Pledgor, at Pledgor’s address set forth above

with a copy to:	The Towne Law Offices, P.C. 421 New Karner Road Albany, New York 12205

(b)	if to the Lender, at its address set forth above

with a copy to:	Steven W. Smith, Esquire Buchanan Ingersoll PC 1835 Market Street, 14th Floor Philadelphia, PA 19103

or to such other address as either party may hereafter designate in writing.

9. In the event that Maker completes a financing by way of debt private placement, for a minimum amount of $5,000,000, the amount due under this Note will become due and payable on the date of closing of such financing.

10. Maker agrees to issue to Payee 2,000,000 restricted shares of its common stock as a commitment fee to the Payee hereunder. Payee acknowledges that such shares will be issued without any registration rights whatsoever and will bear an appropriate legend stating that the shares cannot be sold without an effective registration statement or an appropriate legal opinion that states the sale falls within appropriate federal or state exemption laws.

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11. The obligations of Maker under this Note, the Pledge Agreement and the other Loan Documents do rank and will rank at least pari passu in priority of payment with all other indebtedness of.

12. If any provision of this Note is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be liberally construed in favor of the holder hereof in order to effect the provisions of this Note.

13. Other than as expressly provided in this Note, Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note

14. THIS NOTE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE, THE MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURT IN ALBANY COUNTY, NEW YORK OR FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF NEW YORK SITTING IN ALBANY AND AGREES NOT TO RAISE ANY OBJECTION TO SUCH JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN SUCH COUNTY. THE MAKER AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTUATED BY MAILING A COPY THEREOF TO THE MAKER BY NATIONALLY RECOGNIZED OVERNIGHT COURIER WITH NO RECEIPT REQUIRED.

15. MAKER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF OR RELATED TO THIS NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the day and year first above written.

TRACKPOWER, INC.

By:
Edward M. Tracy, President

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PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of January __, 2006, between TRACKPOWER INC., a Wyoming corporation, having an address at 765 15th Sideroad, King City, Ontario, Canada L7B 1K5 (the “Pledgor”) and Melillo Investments, a Pennsylvania general partnership, having an office at 75 Amherst Drive, Phoenixville, PA 19460 (the “Lender”).

AND IT IS EXPRESSLY AGREED AS FOLLOWS:

Definitions. For purposes of this Note the following terms shall be defined as set forth:

"Event of Default,” shall mean the occurrence or existence of any one or more of the enumerated events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of law) as specified in the Note

“Pledged Collateral” shall mean and include the following: (i) the membership interests of Pledgor in American Racing and Entertainment, LLC (the "Limited Liability Company"), currently 25% of the total membership interests in the Limited Liability Company, and all rights and privileges pertaining thereto, including, without limitation, all membership interests and additional membership interests receivable in respect of or in exchange for such membership interests, all rights to subscribe for membership interests incident to or arising from ownership of such membership interests, all cash, interest, stock and other dividends or distributions paid or payable on such membership interests, and all books and records pertaining to the foregoing, including, without limitation, all stock record and transfer books, together with all payments to become due to such Pledgor in respect of such membership interests and under the Operating Agreement of the Limited Liability Company (the “Operating Agreement”), whether as contractual obligations, damages, insurance proceeds or otherwise;, (ii) any and all other member interests hereafter pledged by Pledgor to the Lender to secure the Obligations of the Maker, and all rights and privileges pertaining thereto, including, without limitation, all member interests and additional member interests receivable in respect of or in exchange for such member interests, all rights to subscribe for member interests incident to or arising from ownership of such member interests, all cash, interest, stock, member interests and other dividends or distributions paid or payable on such member interests, and all books and records pertaining to the foregoing, and (iii) whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of, including any proceeds as such term is defined in the Uniform Commercial Code, thereof.

1. SECURITY FOR NOTE. This Agreement is for the benefit of the Lender to secure on a first priority basis the payment and performance of that certain noted dated on even date herewith in the principal amount of $1,000,000 (the “Note”), the obligations hereunder and the obligations of the Pledgor arising out of or in connection with that certain Subscription Agreement dated on even date herewith by and between Lender and Pledgor (herein collectively called the “Obligations”). Obligation shall mean any obligation or liability of any of the Pledgor to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Note or any other Loan Document (as defined in the Note).

2. ASSIGNMENT OF MEMBERSHIP INTERESTS. To secure the Obligations and for the purposes set forth in Section 1, the Pledgor hereby assigns, transfers, pledges and grants, as collateral security, a first priority security interest in all of Pledgor's now existing or hereafter acquired and /or arising right, title and interest in, to and under the Pledged Collateral, wherever located.

3. OTHER RIGHTS WITH RESPECT TO PLEDGED COLLATERAL. In addition to the other rights with respect to the Pledged Collateral granted to the Lender hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Lender, at its option and at the expense of the Pledgor, may (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Lender, on deposit or otherwise, belonging to any Pledgor, as the Lender shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder.

4. REMEDIES. Nothing contained herein shall allow Lender to retain any cash, compensation or other thing of value, in excess of that to which Lender is entitled under the terms of the Note and the other Loan Documents (as defined in the Note). Notwithstanding anything to the contrary contained in this Agreement, Lender agrees that it shall act in a commercially reasonable fashion in exercising any rights or remedies. Upon an Event of Default, the Lender shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Lender shall be entitled, without limitation, to exercise the following rights:

(a)
to give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Lender the proxy and attorney in-fact of the Pledgor, with full power of substitution to do so). ; and

(b)
The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Pledged Collateral, acknowledging that only the Lender may hold such Pledged Collateral after default pursuant to this Agreement.

5. ADDITIONAL REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Lender shall have, in addition to all rights and remedies of a secured party under the Code or other applicable law, and in addition to its rights elsewhere herein and under the other Loan Documents, the following rights and remedies:

The Lender may, after thirty (30) days' advance notice to the Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of the Pledged Collateral or any part thereof at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Pledgor agrees that thirty (30) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor recognizes that the Lender may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall, after the Lender has made all deductions of expenses, including but not limited to reasonable attorneys' fees and other expenses incurred in connection with repossession, collection, sale or disposition of such Pledged Collateral or in connection with the enforcement of the Lender's rights with respect to the Pledged Collateral, including in any insolvency, bankruptcy or reorganization proceedings, be applied against the Obligations, whether or not all the same be then due and payable, as follows:

first, to the Obligations and to reimburse the Lender for out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Lender in connection with realizing on the Pledged Collateral or collection of any obligation of any Pledgor under any of the Loan Documents, including advances made subsequent to an Event of Default by the Lender for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Pledged Collateral, including without limitation advances for taxes, insurance, and the like, and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale of or other realization on, any of the Pledged Collateral, in such order as the Lender may determine in its discretion; and

the balance, if any, as required by law.

6. REMEDIES, CUMULATIVE. Each right, power and remedy of the Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Lender of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Lender of all such other rights, powers or remedies. Pledgor waives any right to require Lender to proceed against any other person or entity or to exhaust any of the Pledged Collateral or other security for the Obligations or to pursue any remedy in the Lender's power.

7. FURTHER ASSURANCES. The Pledgor agrees that it will join with the Lender in executing and, at its own expense, file and refile under the Uniform Commercial Code or any similar statute of any other jurisdiction, such financing statements, continuation statements and other documents in such offices as the Lender may deem reasonably necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Lender’s security interest in the Pledged Collateral and hereby authorizes the Lender to file financing statements and amendments thereto relative to all or any part of the Pledged Collateral and agrees to do such further acts and things and to execute and deliver to the Lender such additional conveyances, assignments, agreements and instruments as the Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Lender its rights, powers and remedies hereunder.

8. TRANSFER BY THE PLEDGOR. The Pledgor will not sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Pledged Collateral or any interest therein.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that:

(a) it is the legal and beneficial owner of, and has good and marketable title to, the Pledged Collateral assigned hereunder, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement;

(b) it has full power, authority and legal right to assign all the Pledged Collateral assigned hereunder and to execute and perform this Agreement;

(c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors’ rights generally, by moratorium laws from time to time in effect, and by general principles of equity;

(d) no consent of any other party (including, without limitation, any member, manager, stockholder, member or creditor of the Pledgor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required which has not been obtained by the Pledgor in connection with the execution, delivery or performance by the Pledgor of this Agreement;

(e) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of the operating agreement, certificate of incorporation or by-laws (as applicable) of the Pledgor or of any securities issued by the Pledgor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Pledgor is a party or which is binding upon the Pledgor or upon any of its assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Pledgor except as contemplated by this Agreement.

(f) by virtue of the execution and delivery by the Pledgor of this Agreement and, at Lender’s option, the filing of UCC-1 financing statements, which financing statements will, at Lender’s option, be duly and validly filed in the appropriate offices, the Lender will obtain a valid and perfected lien upon and security interest in all of the Pledgor’s right, title and interest as a member in the Limited Liability Company (the “Limited Liability Company Interest”), as security for the repayment of the Obligations, prior to the rights of all other third parties and all other liens and encumbrances thereon and security interest therein.

(g) it will defend the Lender’s right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and the Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged or assigned to the Lender as additional Pledged Collateral hereunder and will likewise defend the right thereto and security interest therein of the Lender.

(h) the member interests constituting the Pledged Collateral have been duly authorized and validly issued to Pledgor and are fully paid and nonassessable, are uncertificated and constitute 100% of the membership interests in the Limited Liability Company owned by the Pledgor.

(i) the security interests in the Pledged Collateral granted hereunder are valid, perfected and of first priority.

(j) there are no restrictions upon the transfer of the Pledged Collateral pursuant to this Agreement and Pledgor has the power and authority and right to transfer the Pledged Collateral free of any encumbrances and without obtaining the consent of any other Person.

(k) other than litigation pending before the bankruptcy court and in other litigation identified in the Confidential Private Placement Memorandum (i.e. the $264,000 judgment in California), there are no actions, suits, or proceedings pending or, to Pledgor's best knowledge after due inquiry, threatened against or affecting Pledgor with respect to the Pledged Collateral, at law or in equity or before or by any Official Body, and Pledgor is not in default with respect to any judgment, writ, injunction, decree, rule or regulation which could adversely affect Pledgor's performance hereunder.

(l) the exact legal name of Pledgor is as set forth on the signature page hereto.

(m) the state of formation or organization as applicable, of Pledgor is as set forth in the preamble hereto and the registered address of Pledgor in Wyoming is c/o Registered Agency Services, Inc, 1912 Capitol Avenue, Cheyenne, Wyoming 82001-3660.

(n) in the event that the Limited Liability Company should ever issue certificates, securities, instruments or other documents evidencing the Pledged Collateral, the Pledgor will deliver to and deposit with the Lender in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

(o) Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral and shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral, unless such loss is the result of the gross negligence or willful misconduct of the Lender.

(p) Pledgor shall keep separate, accurate and complete records of the Pledged Collateral owned by Pledgor, disclosing the Lender's security interest hereunder.

(q) Pledgor shall comply with all laws applicable to the Pledged Collateral unless such noncompliance would not individually or in the aggregate materially impair the use or value of the Pledged Collateral or the Lender's rights hereunder.

(r) Pledgor shall pay any and all taxes, duties, fees or imposts of any nature imposed by any state, federal or local authority on any of the Pledged Collateral, except to the extent contested in good faith by appropriate proceedings.

(s) Pledgor shall permit the Lender, its officers, employees and agents at reasonable times to inspect all books and records related to the Pledged Collateral.

(t) to the extent, following the date hereof, Pledgor acquires membership interests in the Limited Liability Company or any of the rights, property or membership interests described in the definition of Pledged Collateral with respect to the Limited Liability Company, such rights, property or membership interests or securities shall be, upon such acquisition, pledged to the Lender.

(u) Pledgor will not change its state of incorporation, formation or organization, as applicable without providing thirty (30) days prior written notice the Lender.

(v) Pledgor will not change its name without providing thirty (30) days prior written notice to the Lender.

(w) Pledgor shall preserve its existence and shall not (i) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not the Pledgor, or (ii) sell all or substantially all or its assets.

(x) during the term of this Agreement, Pledgor shall not sell, assign, transfer or otherwise dispose of the Pledged Collateral.

(y) Pledgor shall at any time and from time to time take such steps as the Lender may reasonably request as are necessary for the Lender to insure the continued perfection of the Lender's security interest in the Pledged Collateral with the same priority required hereby and the preservation of its rights therein.

(z) during the term of this Agreement, Pledgor shall not permit the Limited Liability Company to treat any uncertificated ownership interests as securities which are subject to Article 8 of the Code.

10. PLEDGOR’S OBLIGATIONS ABSOLUTE. Except as otherwise provided, the obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from the Capital Contribution Agreement, the Note or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement; (c) any furnishing of any additional security to the Lender or any acceptance thereof or any release of any security by the Lender; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

11. TERMINATION OF RELEASE. At such time as the principal of and interest on the Note has been paid in full and all other obligations under the Loan Documents have been satisfied, this Agreement shall terminate, and the Lender, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will, subject to the requirements of law, duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Collateral as may be in-the possession of the Lender and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

12. PARI PASSU. The obligations of Pledgor under this Agreement, the Note and each of the other Loan Documents do rank and will rank at least pari passu in priority of payment with all other indebtedness of Pledgor.

13. NOTICES. All notices and other communications hereunder shall be in writing, shall be effective upon receipt and shall be delivered or mailed by first class mail, postage prepaid, addressed, as follows:

if to the Pledgor, at Pledgor’s address set forth above

with a copy to:	The Towne Law Offices, P.C. 421 New Karner Road Albany, New York 12205

(b) if to the Lender, at its address set forth above

with a copy to:	Steven W. Smith, Esquire Buchanan Ingersoll PC 1835 Market Street, 14th Floor Philadelphia, PA 19103

or at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

14. MISCELLANEOUS. This Agreement shall be binding upon the successors and permitted assigns of the Pledgor and shall inure to the benefit of and be enforceable by the Lender and its successors and assigns. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with a governed by the law of the State of New York. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. In any judicial proceeding involving, directly or indirectly, any matter arising out of or related to this Agreement, the parties hereby irrevocably submit to the exclusive jurisdiction of the state court located in Albany County in the State of New York or federal court located in Northern District in the State of New York sitting in Albany and the parties agree not to raise any objection to such jurisdiction or to the laying or maintaining of the venue of any such proceeding in such court. Lender agrees that this provision represents a material inducement for entering into this Agreement. The Pledgor agrees that service of process in any such proceeding may be duly effected by mailing a copy thereof to the Pledgor by nationally recognized overnight courier with no receipt required. This Agreement may be executed in any number of counterparts and by facsimile signature, each of which shall be an original but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

15. LENDER'S DUTIES. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

IN WITNESS WHEREOF, the Pledgor and the Lender have executed by this Agreement as of the date first above written.

PLEDGOR:
TRACKPOWER INC.
By:
Edward M. Tracy, President

LENDER:
Melillo Investments (a Pennsylvania General Partnership)
By:
George Melillo, Sr.